UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 8.01     Other Events.

Reference is made to the current report on Form 8-K filed by BioLife Solutions, Inc. (the “Company”) on March 11, 2020 in which the Company furnished a press release announcing the financial results and operational highlights for the fourth quarter and full year ended December 31, 2019.

Notwithstanding that the audit of the Company’s year-end numbers is substantially complete and the Company’s earnings were released March 11, 2020, the Company has determined that it will delay its filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “Annual Report”) as a result of the outbreak in the United States of the novel coronavirus, COVID-19 in order to complete its internal and external review of said Annual Report. In accordance with the order (the “Order”) promulgated by the Securities and Exchange Commission on March 4, 2020 in Release No. 34-88318 relating to the Securities Exchange Act of 1934, as amended, the Company will file its Annual Report within 45 calendar days of the date of this current report, though the Company expects to file its Annual Report much earlier, on or about March 31, 2020.

The Company is unable to file the Annual Report in a timely manner because the Seattle area, including the location of the Company’s corporate headquarters, as well as the offices of the Company’s independent auditor, is currently at one of the epicenters of the coronavirus outbreak in the United States. The Company has been following the recommendations of local health authorities to minimize exposure risk for its team members for the past several weeks, including the temporary closures of its offices and having team members work remotely, and, as a result, the Annual Report will not be completed by the filing deadline, due to insufficient time to facilitate the internal and external review process. Below is a risk factor regarding the coronavirus that the Company’s stockholders and potential investors in the Company should consider with respect to the year ended December 31, 2020.

The Company’s financial condition and results of operations for the next fiscal year 2020 may be adversely affected by the recent COVID-19 outbreak.

The Seattle area, including the location of the Company’s corporate headquarters and its media production facility and warehouse, is currently at an epicenter of the coronavirus outbreak in the U.S. The Company is currently following the recommendations of local health authorities to minimize exposure risk for its team members and visitors. However, the scale and scope of this pandemic is unknown and the duration of the business disruption and related financial impact cannot be reasonably estimated at this time. While the Company is currently implementing specific business continuity plans to reduce the potential impact of COVID-19 and believe that it has sufficient inventory to meet previously forecasted demand for the next six to nine months, there is no guarantee that the Company’s continuity plan, once in place, will be successful or that the Company’s inventory will meet forecasted demand.

The Company has already experienced certain disruptions to its business and disruptions may occur for the Company’s customers or suppliers that may materially affect the Company’s ability to obtain supplies or other components for its products, produce its products or deliver inventory in a timely manner. This would result in lost sales, additional costs, or penalties, or damage to the Company’s reputation. Similarly, COVID-19 could impact the Company’s customers and/or suppliers as a result of a health epidemic or other outbreak occurring in other locations which could reduce their demand for Company products or their ability to deliver needed supplies for the production of Company products. The extent to which COVID-19 or any other health epidemic may impact the Company’s results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. Accordingly, COVID-19 could have a material adverse effect on the Company’s business, results of operations, financial condition and prospects.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: March 16, 2020	By:	/s/ Roderick de Greef

Name: Roderick de Greef Title: Chief Financial Officer